Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-94640) of ScanSource, Inc. dated July 17, 1995;
(2)	Registration Statement (Form S-8 No. 333-08884) of ScanSource, Inc. dated April 10, 1998;
(3)	Registration Statement (Form S-8 No. 333-49879) of ScanSource, Inc. dated April 10, 1998;
(4)	Registration Statement (Form S-8 No. 333-78281) of ScanSource, Inc. dated May 12, 1999;
(5)	Registration Statement (Form S-8 No. 333-36766) of ScanSource, Inc. dated May 11, 2000;
(6)	Registration Statement (Form S-8 No. 333-110220) of ScanSource, Inc. dated November 4, 2003;
(7)	Registration Statement (Form S-8 No. 333-115534) of ScanSource, Inc. dated May 14, 2004;
(8)	Registration Statement (Form S-8 No. 333-144121) of ScanSource, Inc. dated June 28, 2007;
(9)	Registration Statement (Form S-8 No. 333-153653) of ScanSource, Inc. dated September 24, 2008;
(10)	Registration Statement (Form S-8 No. 333-169064) of ScanSource, Inc. dated August 10, 2010 of our reports dated August 29, 2011, with respect to the consolidated financial statements and schedule of ScanSource, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of ScanSource, Inc. and subsidiaries included in this Annual Report (Form 10-K) of ScanSource, Inc. and subsidiaries for the year ended June 30, 2011.

/s/ Ernst & Young LLP

Greenville, South Carolina

August 29, 2011